Exhibit 10.1

2007 Compensation Arrangements for Named Executive Officers

On March 6, 2007, the Compensation Committee of the Board of Directors of General Dynamics Corporation (the company) approved the 2007 base salaries and 2006 bonus payments for the company’s named executive officers. The named executive officers listed in the table below reflect those individuals identified in the company’s 2007 Annual Proxy Statement with two exceptions: (1) Micahel J. Mancuso, who retired from the company in 2006, is no longer listed and (2) Bryan T. Moss, who resigned as Executive Vice President, Aerospace effective April 9, 2007, is no longer listed.

The table below lists the 2007 annual base salary levels effective March 19, 2007.

Name and Principal Position	2007 Base Salary
Nicholas D. Chabraja	$1,300,000
Chairman of the Board and Chief Executive Officer

L. Hugh Redd	$525,000
Senior Vice President and Chief Financial Officer

Gerard J. DeMuro	$580,000
Executive Vice President, Information Systems and Technology

David A. Savner	$500,000
Senior Vice President and General Counsel, Secretary

Effective March 6, 2007, the Compensation Committee also approved the 2006 bonus payments which were previously disclosed in the company’s current report on Form 8-K, filed with the Commission March 9, 2007.